FORM 8-K/A




                SECURITIES AND EXCHANGE COMMISSION






                          CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      April 3, 1995



                          PENTAIR, INC.

              (Exact name of Registrant as specified in its Charter)



     MINNESOTA                        0-4689             41-0907434
(State or other Jurisdiction         (Commission         (IRS Employer
  of Incorporation)                 File Number)        Identification
                                                                Number)


  1500 County Road B2 West, Suite 400, St. Paul, Minnesota         55113
(Address of Principal Executive Offices)                        (Zip Code)


                           612-636-7920
       (Registrant's Telephone Number, Including Area Code)



  (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

    On April 3, 1995, Pentair, Inc. (the Registrant) sold its Cross Pointe Paper Corporation businesses to Noranda Forest, Inc. Toronto, Canada. The sale price at closing was estimated at approximately $200 million, subject to adjustment upon completion of a final audit.


Item 5: Other Information

     The Registrant announced on May 8, 1995 that it has signed a definitive agreement to sell its remaining paper businesses to Consolidated Papers, Inc. of Wisconsin for approximately $103 million cash, plus assumed debt and lease obligations. The sale includes Niagara of Wisconsin Paper Corporation, the 50% share of Lake Superior Paper Industries (LSPI) joint venture, and the 12% share of Superior Recycled Fiber Industries (SRFI). The transaction is expected to close in late June 1995, subject to regulatory clearance and further due diligence.

    As reported in the Form 10-Q as of March 31, 1995, the Registrant has discontinued its Paper Products and Joint Ventures segments effective
May 1, 1995 in view of both sale transactions even though one does not close until June 30, 1995. The pro forma financial statements below reflect restatement for such discontinued operations.

Item 7:  Financial Statements and Exhibits

The information originally supplied under this item is supplemented by the following:

    b.   Pro Forma Financial Information:

    The following unaudited pro forma condensed statement of income for the quarter ended March 31, 1995, and the year ended December 31, 1994, set forth the results of operations of the Registrant as reported, as restated for discontinued operations, and as adjusted as though the sale of all discontinued operations had been completed at the beginning of the periods presented. The unaudited condensed statements of income reflect the elimination of interest expense on the debt that is anticipated to be retired and the related tax benefit as well as the historical operating results of the discontinued businesses.

    The following unaudited pro forma condensed balance sheet as of March 31, 1995, reflects the financial position of the Registrant as reported, as restated for discontinued operations, and as adjusted as though the sale of all discontinued operations had been completed at March 31, 1995. The unaudited pro forma condensed balance sheet reflects the elimination of the net assets of all discontinued operations, the net proceeds of the sale, certain accruals retained by Registrant, and the reduction of long-term debt of the Registrant.

    These unaudited pro forma condensed financial statements have been prepared by the Registrant based upon assumptions deemed appropriate.
The accompanying pro forma condensed financial statements should be read in conjunction with the historical financial statements and notes thereto included in the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 and Annual Report on Form 10-K for the year ended December 31, 1994.

    These unaudited pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations which would actually have been reported had the transactions been in effect during the period reported or which may be reported in the future.

                          PENTAIR, INC.
             Unaudited Pro Forma Statement of Income
               for the Year Ended December 31, 1994

(All amounts in thousands, except per share amounts)

                                       Discontinued     Historical
                       Historical      Operations       Continuing     Pro Forma        Pro Forma
                       Statements      Adjustments      Operations     Adjustments        Results

Net sales              $1,649,170       $(387,465)     $1,261,705          $0           $1,261,705
Operating costs
Cost of goods sold     1,240,262         (347,941)        892,321           0              892,321
Selling,general,admin    291,438          (27,628)        263,810           0              263,810
Total operating costs  1,531,700         (375,569)      1,156,131           0            1,156,131

Operating income         117,470          (11,896)        105,574           0              105,574
Equity in joint venture    1,779           (1,779)              0           0                    0
Total operating income   119,249          (13,675)        105,574           0              105,574

Interest expense (net)    30,149           (8,080)         22,069      10,000               12,069
Income before
   income taxes           89,100           (5,595)         83,505      10,000               93,505

Provision for
   income taxes           35,500           (2,089)         33,402       4,000               37,402

Income from
 continuing operations    53,600           (3,497)         50,103       6,000              $56,103


Discontinued operations:
 Earnings                      0                            3,497
 Gain on sale                  0                                0
Net Income               $53,600                          $53,600

Earnings per common and
  common equivalent share:
Primary
 Continuing Operations                                          $2.43                        $2.75
 Discontinued Operations
   Earnings                                                       .19
   Gain on Sale                                                   .00
          Total           $2.62               N/A               $2.62

Diluted
 Continuing Operations                                          $2.35                        $2.63
 Discontinued Operations
   Earnings                                                       .17
   Gain on Sale                                                   .00
         Total           $2.52                N/A               $2.52

Weighted average common and
  common equivalent shares:

   Primary              18,422                N/A             18,422                         18,422
   Diluted              21,040                N/A             21,040                         21,040

See Notes to Unaudited Pro Forma Condensed Financial Statements.

                          PENTAIR, INC.
             Unaudited Pro Forma Statement of Income
               for the Quarter Ended March 31, 1995

(All amounts in thousands, except per share amounts)

                                       Discontinued   Historical
                       Historical      Operations     Continuing      Pro Forma       Pro Forma
                       Statements      Adjustments    Operations     Adjustments        Results

Net sales              $459,250        $(125,427)     $333,823             $0          $333,823

Operating costs
Cost of goods sold      349,710         (117,086)      232,624              0           232,624
Selling,general,admin    77,905           (5,934)       71,971              0            71,971

Total operating costs   427,615         (123,020)      304,595              0           304,595

Operating income         31,635           (2,407)       29,228              0            29,228
Equity in joint venture   1,689           (1,689)            0              0                 0
Total operating income   33,324           (4,096)       29,228              0            29,228

Interest expense (net)    7,464           (1,698)        5,766          3,000             2,766
Income before
 income taxes            25,860           (2,398)       23,462          3,000            26,462

Provision for
 income taxes            10,510             (899)        9,611          1,200            10,811

Income from
 continuing operations   15,350           (1,499)       13,851          1,800           $15,651

Discontinued operations:
 Earnings                     0                          1,499
 Gain on sale                 0                              0
Net Income              $15,350                        $15,350

Earnings per common and
  common equivalent share:
Primary
 Continuing Operations                                   $.68                            $.77
 Discontinued Operations
   Earnings                                               .08
   Gain on Sale                                           .00
         Total            $.76              N/A          $.76
Diluted
 Continuing Operations                                   $.65                            $.73
 Discontinued Operations
   Earnings                                               .07
   Gain on Sale                                           .00
        Total             $.72             N/A           $.72

Weighted average common and
  common equivalent shares
   Primary             18,551              N/A         18,551                           18,551
   Diluted             21,143              N/A         21,143                           21,143

See Notes to Unaudited Pro Forma Condensed Financial Statements.

                          PENTAIR, INC.

                Unaudited Pro Forma Balance Sheet
                       as of March 31, 1995

(All amounts in thousands, except per share amounts)

                                       Discontinued   Historical
                       Historical      Operations     Continuing        Pro Forma       Pro Forma
                       Statements      Adjustments    Operations        Adjustments     Results

ASSETS
Current assets
Cash and temporary
  investments          $ 25,192         $  685        $ 25,877             $0          $ 25,877
Accounts receivable
  - net                 287,336         (47,986)       239,350              0           239,350
Inventory               280,188         (53,631)       226,557              0           226,557
Other current assets     37,886          (5,959)        31,927              0            31,927
  Total current assets  630,602        (106,891)       523,711              0           523,711

Property, plant and
 equipment - net        418,042        (179,547)       238,495              0           238,495
Investment in
 joint venture           78,023         (78,023)             0              0                 0
Other assets            233,800          (7,422)       226,378              0           226,378
Net assets
  - discontinued              0               0        249,561       (249,561)                0

Total assets         $1,360,467                     $1,238,145      $(249,561)         $988,584

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable       $113,790       $(38,122)           $75,668          $0          $75,668
Accrued liabilities     171,682        (22,165)           149,517      16,400          165,917
Income taxes             13,126           (870)            12,256           0           12,256
Current maturities of
 long-term debt           3,979         (2,200)             1,779           0            1,779
Total current
   liabilities          302,577        (63,357)           239,220      16,400          255,620

Long-term debt          438,851              0            438,851    (287,000)         151,851
Pension and
 retirement related      96,798        (33,597)            63,201           0           63,201
Other liabilities        44,085         (2,898)            41,187      10,000           51,187
Deferred income taxes    22,341        (22,470)              (129)          0             (129)

Shareholders' equity    455,815              0            455,815      11,039          466,854

Total liabilities
 and shareholders'
 equity              $1,360,467                        $1,238,145   $(249,561)        $988,584




See Notes to Unaudited Pro Forma Condensed Financial Statements.

   Notes to Unaudited Pro Forma Condensed Financial Statements

(1) These financial statements assume disposition of all paper businesses based upon estimated purchase prices. Certain adjustments may be made upon completion of final audits.

(2) The proforma adjustments were made to interest expense to reflect the application of proceeds from the disposition of the total paper businesses to reduce borrowings on January 1, 1994 and 1995, respectively. The adjustments are net of amounts previously allocated to discontinued operations.

(3) To record the estimated income tax expense, computed at an incremental effective rate of 40%, associated with additional income resulting from the pro forma adjustments.

(4) Adjustments were made to reflect certain closing costs ($16,400,000) and liabilities ($10,000,000) incurred as a result of such dispositons.